UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On February 23, 2005, the Executive Compensation Committee of the Board of Directors of Kindred Healthcare, Inc. (“Company”) approved an increase to certain compensation payable to the chairman of the Audit Committee of the Board of Directors. Effective February 23, 2005, the additional quarterly retainer for the chairman of the Audit Committee was increased to $2,500 from the previous level of $2,000. Mr. Isaac Kaufman is the chairman of the Company’s Audit Committee. Each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange, Inc. and the Nasdaq Stock Market.

On February 23, 2005, the Executive Compensation Committee of the Board of Directors of the Company approved a matching charitable contributions program under which the Company or any of its affiliated entities will match the qualified charitable contributions made by the Company’s executive officers on a dollar-for-dollar basis up to $35,000 annually for each executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 25, 2005	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter Executive Vice President and Chief Financial Officer